Exhibit (k)(8)

Indemnification Agreement

Agreement dated as of                  , 2007 between Aberdeen Australia Equity Fund, Inc. (“Fund”), a closed-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), and organized as a Maryland corporation, and             (“Selling Broker”).

WHEREAS, Landesbank Berlin AG (“LB”), a German banking organization which is a corporation formed under the laws of the Federal Republic of Germany, as of September 10, 2007 was the beneficial owner of 2,592,641 shares (“Shares”) of the Fund’s common stock, par value $.01 per share (“Common Stock”); and

WHEREAS, LB has approached the Board of Directors of the Fund (“Board”) regarding the registration of LB’s offer and sale of the Shares under the Securities Act of 1933, as amended (“1933 Act”), in open market transactions;

WHEREAS, the Fund has filed with the Securities and Exchange Commission a registration statement on Form N-2 (the “Registration Statement”) for the offer and sale by LB of the Shares, and LB has undertaken to pay all costs and expenses in connection with the offer and sale of all Shares by LB (except for a portion of such costs and expenses which may be borne by Aberdeen Asset Management Inc.);

WHEREAS, as used in this Agreement, the term Registration Statement shall refer to the Registration Statement at the time it becomes effective, and as may be subsequently amended from time to time;

WHEREAS, in order to facilitate the sale by LB of its Shares under the Registration Statement, the Fund and the Selling Broker wish to provide for indemnification by the other party in connection with certain matters related to the sale by LB of the Shares.

NOW, THEREFORE, the parties agree as follows:

1. Indemnification of the Selling Broker by the Fund. The Fund shall indemnify and hold harmless the Selling Broker for any judgments, settlements, costs and/or reasonable attorneys’ fees incurred by the Selling Broker (including attorneys’ fees incurred by the Selling Broker in enforcing its right to be indemnified by the Fund under this Agreement) as a result of any claims or demands made by any person for which the Selling Broker is or may become liable as a direct or proximate result of any untrue statement of a material fact in the Registration Statement or omission to state a material fact required to be stated in the Registration Statement or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, other than based upon the information provided by LB to the Fund for inclusion in and/or preparation of the Registration Statement and in fact included therein.

2. Indemnification of the Fund by the Selling Broker. The Selling Broker shall indemnify and hold harmless the Fund for any judgments, settlements, costs and/or reasonable attorneys’ fees incurred by the Fund (including attorneys’ fees incurred by the Fund in enforcing its right to be indemnified by the Selling Broker under this Agreement) as a result of any claims or demands made by any person for which the Fund is or may become liable as a direct or proximate result of any failure of the Selling Broker to deliver the Fund’s prospectus to a purchaser of the Shares from or through the Selling Broker or for any statement by the Selling Broker to a purchaser that is not in full conformity with the disclosures set forth in the Registration Statement.

3. Notification; Settlement.

(a) Promptly after receipt by the indemnified party of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against the indemnifying party pursuant to this Agreement, the indemnified party shall notify the indemnifying party in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to the indemnified party under this Agreement (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Agreement. Subject to the provisions hereinafter stated, in case any such action shall be brought against the indemnified party, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified party, for the same counsel to represent both the indemnified party and the indemnifying party or any affiliate or associate thereof, the indemnified party shall be entitled to retain its own counsel at the expense of the indemnifying party; provided, however, that the indemnifying party shall not be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for the indemnified party. In no event shall the indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of the settlement. The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnification could have been sought hereunder by the indemnified party, unless such settlement includes an unconditional release of the indemnified party from all liability on claims that are the subject matter of such proceeding.

(b) The party seeking particular indemnification payments pursuant to Section 1 or 2, as the case may be, shall not be entitled to receive such payments unless: (i) it has sought consent for such indemnification payments from the indemnifying party and obtained such consent, or (ii) it has sought such consent from the indemnifying party and such consent has been unreasonably denied.

4. Survival of Obligations. The obligations of the indemnifying party to indemnify the indemnified party pursuant to the terms of this Agreement shall survive any termination of offers and sales by LB of its Shares pursuant to the Registration Statement, and shall remain in full force and effect until the final settlement or adjudication of any action (including any appeals with respect thereto) pursuant to which a claim could be brought under this Agreement and the resolution of any related claim for indemnification under this Agreement.

5. Amendment. This Agreement may be amended by the parties hereto only if such amendment is set forth in a written instrument executed by each of the parties hereto.

6. Governing Law; Venue.

(a) This Agreement and all rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of New York, including New York General Obligations Law Sections 5-1401 and 5-1402, but otherwise without regard to laws of New York concerning conflicts of laws or choice of forum.

(b) Any suit, action or proceeding to enforce this Agreement, or arising out of or relating to this Agreement or the transactions contemplated hereby (“Action”), shall be brought exclusively in the New York State or Federal Court sitting in New York County, New York (an “Appropriate Court”) and each party hereto irrevocably submits to the personal jurisdiction of an Appropriate Court with respect to any Action. Each party hereby waives, and agrees not to assert, any defense to an Action brought in an Appropriate Court based on a claim that such party is not subject to the jurisdiction of the Appropriate Court, or the Appropriate Court is an inconvenient forum or is in any way an improper venue for the Action (the “Waivers”). Notwithstanding the foregoing, should any party bring an Action in a court other than an Appropriate Court, the plaintiff in such Action shall be bound by the Waivers, and shall not assert positions contrary thereto, in respect to any motion by the defendant to transfer such Action to any Appropriate Court.

7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by hand, or delivered by any standard form of telecommunication that provides for receipt by the sender of proof of receipt. Notices to the Fund shall be directed to the office of the Fund at 800 Scudders Mill Road, Plainsboro, New Jersey 08536, Attention: Alan Goodson, Secretary, with copies to Sander M. Bieber, Esq., Dechert LLP, 1775 I Street, N.W. Washington D.C. 20006, and notices to the Selling Broker shall be directed to             ; and or in the case of each party so designated, to such address or addressee as may be designated by notice delivered as provided above.

8. No Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other.

9. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter expressly set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ABERDEEN AUSTRALIA EQUITY FUND, INC.		[ ]

By		By
	Name:		Name:
	Title:		Title:

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